Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, Matthew J. Miller, President and Principal Executive Officer of CRM Mutual Fund Trust (the “Registrant”), with respect to the Registrant’s Form N-CSR for the period ended December 31, 2024 as filed with the Securities and Exchange Commission, certify to the best of my knowledge that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	3/5/25	/s/ Matthew J. Miller
Matthew J. Miller, President and Principal Executive Officer

I, Zachary P. Richmond, Treasurer and Principal Financial Officer of CRM Mutual Fund Trust (the “Registrant”), with respect to the Registrant’s Form N-CSR for the period ended December 31, 2024 as filed with the Securities and Exchange Commission, certify to the best of my knowledge that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	3/5/25	/s/ Zachary P. Richmond
Zachary P. Richmond, Treasurer and Principal Financial Officer